Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 13, 2003, except for Note 15 which is as of March 28, 2003, relating to the financial statements of Viisage Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO SEIDMAN, LLP

Boston, Massachusetts

October 8, 2003